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Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 19, 1999 relating to the financial statements of Genometrix Incorporated as of September 30, 1998 and 1999, and for each of the three years in the period ended September 30, 1999, and for the period from May 28, 1993 (inception) to September 30, 1999, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                 /s/ PricewaterhouseCoopers LLP

Houston, Texas
March 15, 2000